Exhibit 10.5

RUDDICK SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
AMENDMENT NO. 2

WITNESSETH:

            WHEREAS, Ruddick Corporation ("Ruddick") sponsors the Ruddick Supplemental Executive Retirement Plan ("SERP"), an unfunded "top hat" plan that provides supplemental retirement and survivor benefits to designated key employees; and

WHEREAS, Ruddick desires to amend the SERP to provide for enhanced benefits for designated Participants and to provide for the establishment of a rabbi trust to fund the benefits under the SERP upon a Change in Control; and

WHEREAS, in Section 10.1 of the SERP, Ruddick reserved the right to amend the SERP at any time in whole or in part.

NOW THEREFORE, the SERP is hereby amended as follows:

1.         Section 1.2 of the SERP is amended in its entirety as follows:

1.2       Accrued SERP Benefit:  An amount determined by multiplying the Participant's "Benefit Percentage" times the Participant's Final Average Earnings times the Participant's Accrual Fraction and reduced by the following:  (1) the Participant's Assumed Pension Plan Retirement Benefit, (2) the Participant's Assumed Social Security Benefit, and (3) the Participant's Assumed Profit Sharing Retirement Benefit. The Participant's "Benefit Percentage" shall be fifty-five percent (55%).  Such Benefit percentage shall be increased for a named executive officer of the Company (as determined for federal securities law reporting purposes), but not to more than 60% in the aggregate, as follows:

(a)        One percent (1%) per complete fiscal year (October 1 - September 30) for years of Service beginning after September 30, 2007 in excess of twenty (20) years of Service but only for Service while serving as a named executive officer; and

(b)        If the Participant is party to a Change in Control and Severance Agreement between the Company, or an Affiliate, and the Participant, and the Participant's employment is terminated within twenty-four (24) months following a Change in Control other than for cause, death or disability or if a good reason termination occurs (as provided and defined in such agreement), by additional percentage points equal to the Change in Control multiple (e.g., 2.5 or 2.99) used to determine Participant's Change in Control benefit under a Change in Control agreement between the Participant and the Company or an Affiliate.

2.         Section 1.14 of the SERP is hereby amended in its entirety as follows:

            1.14     Credited Service:  With respect to a Participant, the number of Years of Service credited under the Pension Plan.  Provided, that, if not taken into account as Years of Service under the Pension Plan, periods of Total Disability commencing while such Participant is employed by the Participating Company also shall be counted under the Plan in determining Credited Service.  If a Participant is a party to a Change in Control and

 Severance Agreement between the Company, or Affiliate, and the Participant, and the Participant's employment is terminated within twenty-four (24) months of a Change in Control other than for cause, death, or disability or if a good reason termination occurs (as provided and defined in such agreement), the Participant shall be credited with additional years of Credited Service equal to the Change in Control multiple (e.g. 2.0, 2.5, or 2.99) used to determine Participant's Change in Control benefit under such agreement.

3.         Section 1.26 of the SERP is amended in its entirety as follows:

1.26     Final Average Earnings:   As of the Participant's Termination of Employment, the Participant's average annual Earnings during the highest 3 calendar years out of the last ten calendar years preceding such Termination of Employment; provided, however, if a Participant is at least age sixty (60) and employed by American & Efird, Inc. at the time of the Participant's Termination of Employment, Final Average Earnings shall mean the Participant's average annual earnings during the Participant's highest 3 calendar years during which the Participant was employed by American & Efird, Inc. or an Affiliate.  If the Participant does not have 3 calendar years of Earnings, then Final Average Earnings shall mean the Participant's average annual Earnings. Provided, however, the Participant's Earnings shall be considered to have continued during a period of Total Disability commencing while such participant is an Employee at the rate of such Participant's Earnings in effect during the calendar year next preceding commencement of such Total Disability.

            Except as expressly or by necessary implication amended hereby, the SERP shall continue in full force and effect.

            IN WITNESS WHEREOF, Ruddick has caused this instrument to be effective and executed by its duly authorized officer this 19th day of September, 2007.

                                                                                         RUDDICK CORPORATION

By:    /s/ JOHN B. WOODLIEF
John B. Woodlief
Vice President-Finance and Chief Financial Officer